Exhibit 10.5

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is entered into as of the 9th day of May, 2008, by and among I.C. Isaacs & Company, Inc., a Delaware company (the “Company”), and Robert S. Stec (the “Purchaser” or “Management Investor”, as the context requires).

WITNESSETH:

WHEREAS, the Company desires to issue and sell and certain investors (the “Non-Management Investors”) desire to purchase from the Company, in the aggregate Two Million Dollars ($2,000,000) of newly issues shares of common stock of the Company (the “Common Stock”) for the purpose of raising capital for the day-to-day operational needs of the Company (the “Non-Management Transaction”);

WHEREAS, the consummation of the Non-Management Transaction is conditional upon, among other things, a concurrent purchase by the Purchaser in the aggregate of One Hundred Thousand Dollars ($100,000) of newly issued shares of Common Stock;

WHEREAS, the Purchaser is a member of the Company’s executive and management team; and

WHEREAS, the parties hereto desire to set forth certain agreements and certain terms and conditions regarding the sale and purchase of the shares of Common Stock;

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

Sale and Purchase of Shares; Closing

Section 1.1. Sale and Purchase of Shares; Purchase Price.

(a) Upon the terms and subject to the conditions of this Agreement, the Purchaser agrees to purchase from the Company, and the Company agrees to issue and sell to the Purchaser, on the “Closing Date” (as defined herein), 500,000 shares of Common Stock (the “Management Company Shares”) for an aggregate purchase price of One Hundred Thousand Dollars ($100,000) (the “Purchase Price”).

Section 1.2. Closing.

(a) The closing of the transactions under this Agreement (the “Closing”) shall take place at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036, at 10:00 a.m. (NY time) on the date hereof.

Section 1.3.  Deliveries at Closing. At the Closing:

(a) The Company shall deliver to the Purchaser a certificate representing the Management Company Shares.

(b) The Purchaser shall deliver to the Company the Purchase Price for the Management Company Shares by certified check or wire transfer.

ARTICLE II

Representations and Warranties of the Company

The Company, represents and warrants to, and covenants and agrees with the Purchaser as follows:

Section 2.1. Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has no subsidiaries other than I.C. Isaacs & Company L.P. and Isaacs Design, Inc. of which both are operating subsidiaries. The Company and each of its subsidiaries have all requisite corporate power or limited partnership power, as the case may be, and authority to own their properties and assets and carry on their businesses as now conducted, and are duly qualified and in good standing as foreign corporations in each jurisdiction in which the location or nature of their property or the character of their businesses make such qualification necessary, except where the failure to be so qualified would not have a material adverse affect, financial or otherwise, on the business, condition, assets, properties, liabilities or results of operations of the Company or its subsidiaries.

Section 2.2. Corporate Power; Authorization; Binding Agreements. The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement, the issuance and sale by the Company of the Management Company Shares hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company, corporate or otherwise. This Agreement and the other agreements of the Company required to consummate the transactions contemplated hereunder have been duly executed and delivered by, and constitute valid and binding obligations of, the Company and are enforceable in accordance with their terms subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting rights and remedies of creditors, and (ii) general principals of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

Section 2.3. Capitalization; Valid Issuance. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which 13,740,127 shares are issued and 12,563,418 shares are outstanding on the date hereof, and 5,000,000 shares of Preferred Stock, of which no shares are issued and outstanding on the date hereof. Except as disclosed in the Form 10-K (as defined herein), there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company or any subsidiary to issue, sell, or otherwise cause to become outstanding any of its capital stock. The aggregate number of shares of common stock of the Company reserved or required to be reserved by the Company for all such derivative securities, contracts and commitments is 3,250,000. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no preemptive rights with respect to the issuance or sale of the Management Company Shares or registration rights. All of the presently outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable. The Management Company Shares to be issued hereunder have been duly and validly authorized and, when delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable. Assuming the accuracy of the Purchaser’s representations and warranties in Article III, the Management Company Shares are being offered and sold pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”). In connection with the offer and sale of the Management Company Shares, neither the Company, any affiliate of the Company nor any person acting on the Company’s or such affiliates’ behalf has engaged in any form of general solicitation or general advertising, as those terms are used in Rule 502(c) of the Act.

Section 2.4. Compliance with Other Instruments. The execution, delivery and performance of this Agreement will not conflict with or, with or without notice or the lapse of time, result in any default or in any modification of (i) any provision of the articles of incorporation or by-laws or comparable organizational instruments of the Company or any subsidiary thereof or (ii) the terms of any contract, agreement, obligation, commitment, license, indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which the Company or any subsidiary thereof is a party or any of their assets are bound, or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of the Company or any subsidiary thereof. The execution, delivery and performance of this Agreement by the Company will not violate any judgment, decree, statute, rule or regulation of any federal, state or local government or agency having jurisdiction over the Company or any subsidiary thereof or any of their assets.

Section 2.5. Brokerage. No broker, finder, agent or similar intermediary has acted on the Company’s behalf in connection with the transactions contemplated by this Agreement and there are no brokerage commissions, finder’s fees or similar items of compensation payable in connection therewith based on any agreement made by or on behalf of the Company. The Company will indemnify and hold the Purchaser harmless from and against any liability or any expense arising out of any such claim.

Section 2.6.  Consents, etc. No consent, approval, waiver or authorization of or designation, declaration or filing with any governmental or regulatory authority or any other person is required in connection with the valid execution and delivery of this Agreement, the offer, sale and issuance of the Management Company Shares or the consummation of the transactions contemplated by this Agreement, except for filings that may be required to comply with applicable federal and state securities laws.

Section 2.7. No Governmental Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding has been instituted or, to the Company’s knowledge, threatened which questions the validity or legality of the transactions contemplated hereby or would reasonably be expected to have a material adverse effect on the Company.

ARTICLE III

Representations and Warranties of the Purchaser

The Purchaser represents and warrants to, and covenants and agrees with the Company as follows:

Section 3.1. Authorization; Power; Binding Agreements. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of the Purchaser. The Purchaser has the full right, power and authority to enter into this Agreement. This Agreement constitutes the valid and binding obligation of the Purchaser, enforceable in accordance with its terms subject to the qualifications that enforcement of the rights and remedies hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting rights and remedies of creditors, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

Section 3.2. Purchase for Investment. The Purchaser is purchasing the Management Company Shares for his own account, for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Act”).

Section 3.3. Unregistered Securities; Legend. The Purchaser understands that the securities to be acquired by him pursuant to this Agreement have not been registered under the Act, and will be issued in reliance upon an exemption from the registration requirements thereof. The Purchaser acknowledge that the certificate issued representing the Management Company Shares shall bear a restrictive legend substantially as follows:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws and may not be offered for sale, sold, transferred or conveyed without registration or an opinion of counsel in form and substance satisfactory to the Company to the effect that such registration is not required.”

Section 3.4. Accredited Investor. The Purchaser has had an opportunity to make an independent assessment of his investment in the Management Company Shares. The Purchaser has substantial experience in evaluating and investing in a nonliquid investment such as the Management Company Shares and is capable of evaluating the merits and risks of his investment in the Company. The Purchaser is an accredited investor as that term is defined in Rule 501 of Regulation D under the Act, and understand that the offer and sale of the Management Company Shares has been and is being made in reliance upon an exemption from registration under the Act. The Purchaser is able to withstand the loss of his entire investment.

Section 3.5. Brokerage. No broker, finder, agent or similar intermediary has acted on the Purchaser’s behalf in connection with the transactions contemplated by this Agreement and there are no brokerage commissions, finder’s fees or similar items of compensation in connection therewith based on any arrangement or agreement made by or on behalf of the Purchaser. The Purchaser will indemnify and hold the Company harmless against any liability or expense arising out of any such claim.

ARTICLE IV

Restrictions On Transfer and Sale; Repurchase

Section 4.1. Restriction Period. The Purchaser shall not (i) sell or offer or contract to sell or offer, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (all being referred to as a “Transfer”) any legal or beneficial interest in any shares of Common Stock, or (ii) enter into any swap, or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the shares of Common Stock, whether such swap transaction is to be settled by delivery of any shares of Common Stock or other securities of any person, in cash or otherwise, during the “Restricted Period” (as hereinafter defined). As used herein and subject to the provisions set out in this Article IV below, “Restricted Period” means the period commencing on the Closing and ending on December 31, 2011.

Section 4.2 . Permitted Sales. Notwithstanding the restrictions set forth in Section 4.1, in the event that any Non-Management Investor or Wurzburg Holding S.A. (collectively, “Selling Stockholders”) sells any legal or beneficial interest in any shares of Common Stock held by them, except to each other or to affiliates thereof, then the Management Investor shall be permitted to thereafter sell (in transactions unrelated to those of the Selling Stockholders; it being understood that the Management Investor has no “tag-along” or similar rights) a percentage of his shares of Common Stock in the same proportion that any shares sold by the Selling Stockholders shall bear to the total number of shares of Common Stock the Selling Stockholders own prior such sale.

Section 4.3. Permitted Transfers. Notwithstanding the foregoing limitations this Agreement will not prevent any Transfer of any or all of the shares of Common Stock owned by the Purchaser, either during his lifetime or on his death, by gift, will or intestate succession, to the his family members or to trusts, family limited partnerships and similar entities primarily for the benefit of the Management Investor or his family members; provided, however, that in each and any such event the Company shall be entitled to condition any Transfer on receipt of an opinion of counsel reasonably acceptable to the Company that such Transfer is exempt from the registration requirements under the Act and it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the shares of Common Stock subject to the provisions of this Agreement and there shall be no further Transfer of the shares of Common Stock except in accordance with this Agreement. For purposes of this Section 4.3, the term family member shall mean spouse, lineal descendants, stepchildren, father, mother, brother or sister of the transferor or of the transferor's spouse.

Section 4.4. Repurchase. In the event that the Management Investor shall voluntarily terminate his employment with the Company, or is terminated by the Company ‘for cause’ (as such term is defined in his employment agreement), prior to the end of the Restricted Period, then the Company shall have the right (but not the obligation) to repurchase the Management Company Shares from the Management Investor at a purchase price equal to the lower of (x) the closing market price for such shares on the termination date or (y) $0.20 per share.

Section 4.5. Restrictive Legend. The Purchaser acknowledges that all shares of Common Stock held by him shall be required to bear a legend reflecting the restrictions placed on his ownership of Common Stock pursuant to the terms of this Agreement.

ARTICLE V

Miscellaneous

Section 5.1. Survival of Representations. The representations and warranties made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery hereof and thereof and the acquisition by the Purchaser of the Management Company Shares for a period of one year following the Closing.

Section 5.2. Parties in Interest. All agreements, representations and warranties contained in this Agreement by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.

Section 5.3. Entire Agreement; Amendments and Waivers. This Agreement (including Schedule 1) contains the entire agreement among the parties with respect to the transactions contemplated hereby, and supersede all prior agreements, written or oral, with respect thereto. Changes in or additions to this Agreement may be made only upon written consent of the Company and the Purchaser.

Section 5.4. Governing Law. This Agreement and the rights and obligations of the parties hereunder are to be governed and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

Section 5.5. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by facsimile transmission, overnight courier, or certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (provided that a confirmation copy is sent by overnight courier), one day after deposit with an overnight courier, or if mailed, three (3) days after the date of deposit in the United States mails, as follows:

if to the Purchaser, to:

I.C. Isaacs & Company, Inc.
475 10th Avenue, 9th Floor
New York, New York 10018
Fax: ____________________
Attention: Robert S. Stec

if to the Company, to:

I.C. Isaacs & Company, Inc.
475 10th Avenue, 9th Floor
New York, New York 10018
Fax: ____________________
Attention: Neil Fox

with a copy to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Fax: (212) 750-8000
Attention: Terrence L. Shen, Esq.

Any party may by notice given in accordance with this section to the other parties designate another address or person for receipt of notices hereunder.

Section 5.6. Counterparts. This Agreement may be executed in multiple counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute one and the same instrument.

Section 5.7. Effect of Headings. The section and paragraph headings herein are for convenience only and shall not affect the construction hereof.

Section 5.8. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provisions hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provisions as may be possible and be valid and enforceable.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first set forth above.

I.C. Issacs & Company, Inc.

By:	/s/ Robert S. Stec
Name: Robert S. Stec
Title: Chief Executive Officer

Robert S. Stec

/s/ Robert S. Stec

[Signature Page to Management Stock Purchase Agreement]